As filed with the Securities and Exchange Commission on January 22, 2008


                                                      Registration No. 333-65730
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                         SunCom Wireless Holdings, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                                    23-2974475
(State or other jurisdiction of               (I.R.S. employer identification
       incorporation)                                     No.)


                                1100 Cassatt Road
                           Berwyn, Pennsylvania 19312
          (Address of principal executive offices, including zip code)

                                 (610) 651-5900
              (Registrant's telephone number, including area code)

                                  Eric Haskell
                         SunCom Wireless Holdings, Inc.
              Executive Vice President and Chief Financial Officer
                                1100 Cassatt Road
                           Berwyn, Pennsylvania 19312
                                 (610) 651-5900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 With a copy to:

                                 Thomas D. Twedt
                                 Dow Lohnes PLLC
                          1200 New Hampshire Avenue, NW
                             Washington, D.C. 20036
                                 (202) 776 2000

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



                           TERMINATION OF REGISTRATION

         This post-effective amendment deregisters all shares of our Class A common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, and warrants or rights to purchase shares of our Class A common stock registered for issuance under our registration statement on Form S-3 (File No. 333-65730) that remain unissued or unsold.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berwyn, Commonwealth of Pennsylvania on this 22nd day of January, 2008.


                               SUNCOM WIRELESS HOLDINGS, INC.


                               By: /s/ Michael E. Kalogris
                                   -----------------------------------
                                   Michael E. Kalogris
                                   Chief Executive Officer
                                   (principal executive officer)

         Pursuant to the requirements of the Securities Act, this Registration Statement is to be signed by the following persons in the capacities and on the dates indicated.


              Signature                                         Capacity                                   Date


       /s/Michael E. Kalogris
____________________________________              Chairman and Chief Executive Officer               January 22, 2008
          Michael E. Kalogris


       /s/Eric Haskell
____________________________________      Executive Vice President and Chief Financial Officer       January 22, 2008
          Eric Haskell                                (principal financial officer)


       /s/Harry Roessner
____________________________________                 Vice President and Controller                   January 22, 2008
          Harry Roessner                              (principal accounting officer)


       /s/Scott I. Anderson
____________________________________                            Director                             January 22, 2008
          Scott I. Anderson


       /s/Niles K. Chura
____________________________________                            Director                             January 22, 2008
          Niles K. Chura


       /s/Patrick H. Daughtery
____________________________________                            Director                             January 22, 2008
          Patrick H. Daughtery


       /s/Jerry V. Elliott
____________________________________                            Director                             January 22, 2008
          Jerry V. Elliott


       /s/Edward Evans
____________________________________                            Director                             January 22, 2008
          Edward Evans


       /s/Gustavo A. Prilick
____________________________________                            Director                             January 22, 2008
          Gustavo A. Prilick


       /s/Karim Samii
____________________________________                            Director                             January 22, 2008
          Karim Samii


       /s/Joe Thornton
____________________________________                            Director                             January 22, 2008
          Joe Thornton


       /s/James Volk
____________________________________                            Director                             January 22, 2008
          James Volk
